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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Digital Recorders, Inc.

(Name of Registrant as Specified In Its Charter)

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DIGITAL RECORDERS, INC.
(A North Carolina Corporation)

Corporate Administration ▲ 5949 Sherry Lane, Suite 1050 ▲ Dallas, Texas 75225
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

NOTICE OF THE
ANNUAL MEETING OF SHAREHOLDERS

The Digital Recorders, Inc. Annual Meeting of Shareholders will be held June 13, 2007, at 10 a.m. (Eastern) at the Hilton Raleigh-Durham Airport at Research Triangle Park located at 4810 Old Page Road, Research Triangle Park, N.C., for the following purposes:

1. To elect six directors to serve until the Annual Meeting of Shareholders in 2008;

2. To ratify the selection of independent auditors for fiscal year 2007;

3. To approve an Amendment to the Company’s Certificate of Incorporation to change our name from “Digital Recorders, Inc.” to “DRI Corporation”; and

4. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

For the convenience of the Company’s Shareholders, a continental breakfast will be available at 9:30 a.m. (Eastern) at the Annual Meeting location.

Holders of record of the Company’s Common Stock, par value $0.10 per share, at the close of business on April 25, 2007, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ DAVID L. TURNEY
Chairman, President and Chief Executive Officer
[Date]

To ensure your representation at the Annual Meeting of Shareholders, please fill in, sign, date and return the attached proxy using the enclosed addressed envelope. By returning the enclosed proxy, you will not affect your right to revoke doing so in writing or to cast your vote in person should you later decide to attend the Annual Meeting of Shareholders. However, if your shares are held by a broker, bank or nominee as of the record date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from the record holder a proxy issued in your name.

THIS PAGE WAS INTENTIONALLY LEFT BLANK

DIGITAL RECORDERS, INC.
(A North Carolina Corporation)

Corporate Administration ▲ 5949 Sherry Lane, Suite 1050 ▲ Dallas, Texas 75225
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held on Wednesday, June 13, 2007

THIS PAGE WAS INTENTIONALLY LEFT BLANK

ANNUAL MEETING OF SHAREHOLDERS

The Digital Recorders, Inc. (the “Company”) Annual Meeting of Shareholders will be held June 13, 2007, at 10 a.m. (Eastern) at the Hilton Raleigh-Durham Airport at Research Triangle Park located at 4810 Old Page Road, Research Triangle Park, N.C., for the purposes stated in the preceding “Notice of the Annual Meeting of Shareholders.”

REVOCABILITY OF PROXIES

A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Lane; New York, N.Y. 10038. A proxy also may be revoked by voting in person at the Annual Meeting of Shareholders. If your shares are held by a broker, bank or other nominee on the record date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from that holder a proxy issued in your name. Unless the proxy is revoked, or unless it is received in such form that it is rendered invalid, the shares represented by the proxy will be voted according to Shareholder instructions. If the proxy is signed and returned without specifying choices, the shares will be voted according to the Board of Directors’ recommendations.

DISSENTERS’ RIGHTS OF APPRAISAL

The holders of Common Stock are not entitled to dissenters’ rights of appraisal under the North Carolina Business Corporation Act with respect to any of the proposals in this Proxy Statement.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished by the Company, a North Carolina corporation, on behalf of the Company’s Board of Directors to the holders of record on the record date (the “Shareholders”), which is April 25, 2007 (the “Record Date”), of its Common Stock, par value $0.10 per share (the “Common Stock”), for the purpose of solicitation of the enclosed proxy for use in voting at the Annual Meeting of Shareholders.

This proxy solicitation is being made by the Company, and the Company will pay for the cost of this solicitation, including expenses incurred in connection with preparing and mailing this Proxy Statement. Expenses include charges by brokers, banks or their nominees, and other custodians and fiduciaries for forwarding proxy materials to the beneficial owners of shares held in the name of a nominee. Proxies may be solicited personally or by mail, electronic mail, facsimile, or telephone. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.

A copy of the Company’s Annual Report on Form 10-K for fiscal year ended 2006, as filed with the Securities and Exchange Commission (“SEC”), accompanies this Proxy Statement. The Annual Report on Form 10-K, the Proxy Statement, and proxy are first being mailed to Shareholders on or about May 7, 2007.

The Company will furnish additional copies of its Annual Report on Form 10-K, the Proxy Statement, and a complete investor’s packet, including recent news releases and informational brochures, free of charge to any Company Shareholder or beneficial owner as of the Record Date who submits a written request to: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75225; E-Mail: ir@digrec.com.

VOTING OF PROXIES

As a matter of policy, proxies, ballots and voting tabulations that identify individual Shareholders are held confidential by the Company. Such documents are available for examination only by the election inspectors who tabulate the votes. The identity of the vote of any Shareholder is not disclosed except as may be necessary to meet legal requirements.

All Shareholders at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders. As of the Record Date, the Company had [          ] shares of Common Stock outstanding.

As of the Record Date, the holders of all Common Stock outstanding were entitled to cast [          ] votes at the Annual Meeting of Shareholders. In addition, holders of the Company’s Series G Convertible Preferred Stock and Series H Convertible Preferred Stock are also entitled to cast a combined total of [          ] votes at the Annual Meeting of Shareholders. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting of Shareholders. In deciding all questions and other matters, holders of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in the Shareholder’s name. If a quorum is not present, the Shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting of Shareholders have the power to adjourn the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting of Shareholders as originally notified.

Broker Non-Votes and Abstentions

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. Broker non-votes will be treated as shares present for quorum purposes, but not treated as votes cast at the meeting, so they will have no effect on the outcome of any proposal being voted on at this year’s Annual Meeting of Shareholders.

Required Votes to Approve the Proposals

Proposal One regarding the election of six directors to serve until the Annual Meeting of Shareholders in 2008 must be approved by a plurality of the votes actually cast by holders of the Common Stock present in person or represented by proxy at this year’s Annual Meeting of Shareholders and entitled to vote thereon. This means that the person garnering the most votes cast may win election to a Board of Directors’ seat even if those votes do not constitute a majority of all votes cast.

Proposal Two regarding the ratification of the selection of independent auditors for fiscal year 2007 must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

Proposal Three regarding the approval of an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to change our name from Digital Recorders, Inc. to DRI Corporation must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. If so approved by the Company’s Shareholders, the Charter Amendment will become effective upon the filing of a Certificate of Amendment with the North Carolina Secretary of State, which we expect will occur immediately following such approval.

None of the Company’s directors, nominees to the Board of Directors or named executive officers, nor any of their respective associates have any interest in Proposals Two or Three.

PROPOSAL ONE

ELECTION OF DIRECTORS

Director Candidate Submissions Process

Nominations for the Company’s Board of Directors must be made pursuant to the terms of the Company’s Amended and Restated Bylaws. Director candidates may be nominated by either (a) a majority of the Board of Directors or (b) any Shareholder entitled to vote at such meeting. For a Shareholder to nominate a candidate to the Board of Directors, that Shareholder must follow the procedures provided in the Amended and Restated Bylaws. A person may not be elected as a director of the Company unless nominated in accordance with the procedures set forth in the Amended and Restated Bylaws.

Nomination of Director Candidates by Shareholders

Shareholders submitting candidates for election to the Board of Directors must deliver a notice in writing to the Secretary of the Company. The notice shall be delivered to, or mailed and received at, the principal executive offices of the Company at least 60 days, but not more than 90 days prior to the date of a scheduled Shareholders’ meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the schedule date of such a meeting is given or made, notice by the Shareholder to be timely must be so delivered or received within 10 days of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such a public disclosure was made, whichever is earlier.

The Shareholder’s notice shall set forth:

•	the name, age, business address and residence address of each candidate;

•	the principal occupation or employment of each candidate;

•	the class and number of shares of stock of the Company that are beneficially owned by each candidate, if any, on the date of the Shareholder notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended;

•	the name and address of the Shareholder(s) and any other Shareholders known by such Shareholder to be supporting such nominees making the nomination as it appears on the Company’s books; and

•	the class and number of shares of stock of the Company that are beneficially owned by such Shareholder(s) and by any other Shareholders known by such Shareholder to be supporting such nominees on the date of the Shareholder notice.

The Board of Directors may also request that any person nominated by, or at the direction of, the Board of Directors for election as a director at a meeting of the Shareholders to furnish to the Secretary of the Company the same information required to be set forth in a notice of Shareholders’ meeting, which pertains to the nominee.

For a complete description of the director candidate submission process, please see the full text of Article II, Section 12 of the Company’s Amended and Restated Bylaws, which are filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2006.

Minimum Qualifications for Director Candidate Nominees

In addition to the minimum requirements set forth by the Company’s Amended and Restated Bylaws, the Company’s Corporate Governance and Nominating Committee (“CG&N Committee”) considers a number of factors in making recommendations regarding director candidates.

With approval from the Board of Directors, the CG&N Committee uses the following criteria during the selection of directors and director candidates:

•	Character, reputation, willingness and ability to serve;

•	Evidence of ability to be loyal to the Company and the best interest of its Shareholders;

•	Business, industry, market and financial knowledge and/or experience, including understanding of at least the basic principles of finance and accounting;

•	The needs of the Board of Directors in maintaining appropriate skill sets, experience, expertise, and knowledge for the Board of Directors to best carry out its responsibilities to the Shareholders;

•	Evidence of independent and strategic thinking orientation; and

•	Absence of any real, potential, or perceived present or past affiliation or activities that might, in the opinion of the CG&N Committee, not be in the best interest of the Shareholders.

These requirements and other considerations are described in more detail in the CG&N Committee charter, which is available within the Corporate Governance section of the Company’s Web site, www.digrec.com.

In addition, a thorough examination of the candidate’s background is made to determine his or her related business knowledge, ethics, any potential conflicts of interest, including nepotism, and his or her independence as defined in NASDAQ® Rule 4200(a)(15).

Director Candidates Recommended by Shareholders

Neither the Company’s Corporate Secretary nor its Board of Directors received information from the Company’s Shareholders concerning candidates for consideration as director nominees.

Director Candidates Recommended by Five Percent Shareholders

Neither the Company’s Corporate Secretary nor its Board of Directors received information from the Company’s five percent Shareholders concerning candidates for consideration as director nominees.

Fees

The Company does not pay fees to any third party to identify, evaluate, or assist in identifying or evaluating potential nominees.

Board of Directors’ Recommended Director Nominees and Their Independence

The Corporate Governance and Nominating Committee, all members of which are independent, submits the following director nominees and knows of no reason why they would not be able to serve as directors:

Director Nominees

	Current Position	Term Expires
Name	with Company	(If Elected)

John D. Higgins	Director	2008
C. James Meese Jr.	Director	2008
Stephanie L. Pinson	Director	2008
John K. Pirotte	Director	2008
Juliann Tenney	Director	2008
David L. Turney	Director, Chairman, President and Chief Executive Officer	2008

All of the Board of Directors’ director nominees, with the exception of David L. Turney, are considered to be independent as defined in NASDAQ® Rule 4200(a)(15). Unless otherwise noted in this Proxy Statement, when a director nominee is referred to as “independent,” this determination is made in accordance with the standards for independence set forth in NASDAQ® Rule 4200(a)(15).

If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Biographies of Director Nominees

The following biographies for the Company’s director nominees include their recent employment, other directorships, education, and age as of the date of this Proxy Statement.

John D. Higgins, age 74, has served as a Company director since 1998. From 1990 through November 1999, Mr. Higgins was Senior Vice President of Corporate Finance for Royce Investment Group, Inc., certain assets of which were subsequently acquired by Investec Ernst & Company, an international investment and merchant banking firm. Mr. Higgins is currently retired from Investec Ernst and pursuing personal business interests. He holds B.B.A. and M.B.A. degrees from Hofstra University.

C. James Meese Jr., age 65, has been a Company director since 1991. Since 1989, Mr. Meese has provided advice and assistance to both middle market and emerging companies on issues of company valuations, acquisitions and divestitures, market development, corporate governance, capital acquisition, strategic planning, exit strategies and organizational structuring through Business Development Associates, Inc., a strategic advisory firm, where he serves as the President. Prior to 1989, he spent approximately 20 years in various senior corporate marketing, business development and finance positions. Sixteen of those years were spent with West Pharmaceutical Services Inc., currently a $900 million/year annual revenue NYSE®-traded company. Mr. Meese was a member of the company’s Top Management Committee during his last four years with West. Mr. Meese is also a director of Smart Online Inc. (SOLN.OB), The Railroaders Memorial Museum, and The Raleigh Rescue Mission and its Foundation. He chairs the Railroaders Museum Board, is President of the Raleigh Rescue Mission Board, and serves on a variety of committees in his directorships, including the Chairmanship of Smart Online’s Audit Committee. He has been designated as an Audit Committee Financial Expert under the regulations of the Sarbanes-Oxley Act of 2002 legislation, and is a member of the National Association of Corporate Directors. Mr. Meese received a B.A. degree in Economics from the University of Pennsylvania and an M.B.A. from Temple University.

Stephanie L. Pinson, age 70, has been a Company director since 2001. She serves as president of Gilbert Tweed Associates, Inc., a well established retained executive search firm based in New York City. She joined Gilbert Tweed in 1981, and has been an owner since 1987 and served as principal prior to 1996, when she became president. She is a member of the Gilbert Tweed Board of Directors and has responsibility for the operations of the firm. Ms. Pinson is the practice leader for Gilbert Tweed’s widely recognized Transportation Search Practice, specializing in searches for Public Transit Authorities and their suppliers and supporting aviation and port clients. With her partner, Janet Tweed Gusman, Ms. Pinson also is engaged in the Information Technology, Insurance and Industrial Practices. Her work with high technology and manufacturing companies is global in nature, and she directs Gilbert Tweed’s offices in Bombay and New Delhi, India. Prior to joining Gilbert Tweed Associates, Ms. Pinson served as Director of Relocation Services for Real Estate World in Boulder, Colo., from 1978 to 1980. From 1972 to 1980, she studied and taught Medieval English Literature at Rutgers University. Ms. Pinson serves in a variety of association and not-for-profit board positions. She is a past member of the American Public Transportation Association (“APTA”) Executive Committee, having served as Vice Chair-Business Members and Vice Chair-Business Members at Large. She also served on the APTA Chairman’s Diversity Council and is a member of the WTS Advisory Board. Ms. Pinson received her bachelor’s and master’s degrees in English Literature from Rutgers University where she also qualified for the Ph.D.

John K. Pirotte, age 57, has been a Company director since 1996. He is President of Axxiom Manufacturing, Inc., a privately held manufacturer of air blast equipment. He was Chairman and Chief Executive Officer of CORPEX Technologies Inc., a privately held company that develops and markets surface active chemical technology, from 1990 to December 2005. From March 1997 to December 2003, he served as President of Matrix Surface Technologies Inc., a privately held company that developed and marketed mechanical surface treatment technologies; it has ceased operations. Mr. Pirotte also served as President and Chief Operating Officer of Teleion Wireless, Inc., a privately held company that develops and markets wireless data communication modules, from August 2000 to March 2002. In addition, Mr. Pirotte was Chairman and Chief Executive Officer from 1981 until 1988 and Chief Financial Officer from 1979 to 1981 of The Aviation Group, Inc., a former NASDAQ®-listed company that was acquired in 1985. He is a member of the Board of Directors of Pharmanetics, Inc., a private biotech company specializing in theranostic management of various therapeutics affecting coagulation. Mr. Pirotte holds a B.A. degree from Princeton University and an M.S. degree from New York University Graduate School of Business Administration.

Juliann Tenney, age 54, has been a DRI director since 1991. Employed by Duke University since September 1998, she presently serves as Director of the Institutional Ethics and Compliance Program. She has been a lecturer in Duke University’s Nonprofit Management program since 1989. From August 1990 through July 1993, she served as Executive Director of the Southern Growth Policies Board, an interstate alliance charged with designing economic development and growth strategies for southern governors and legislators. From August 1988 to August 1990, Ms. Tenney served as Director, Economic and Corporate Development, North Carolina Biotechnology Center. From November 1987 to August 1988, Ms. Tenney was Assistant Secretary at the North Carolina Department of Commerce. From August 1985 to November 1987, she was Executive Director of the North Carolina Technological Development Authority. Prior to that time, she was a practicing attorney. Ms. Tenney received a B.A. degree from the University of North Carolina and a law degree from Duke University

David L. Turney, age 63, has been the Company’s Chairman, President, and Chief Executive Officer since May 1998 and a Company director since May 1996. Mr. Turney was co-founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc., which was merged into the Company in April 1998. A consulting firm, RTI engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, the Company was an RTI client; all RTI clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was also engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., an NYSE® listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From 1984 to 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney is active in APTA. A former chair of APTA’s Business Members’ group, he presently serves on the APTA Business Members’ Board of Governors, as well as other industry elected and appointed positions. Mr. Turney received his B.S. degree in industrial management from the University of Arkansas in Fayetteville, and he has participated in numerous postgraduate study courses in finance, mergers and acquisitions, public company administration, and operations.

Vote Required for Proposal One

Proposal One regarding the election of nominees to serve as directors must be approved by a plurality of the votes actually cast by holders of the Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS
THAT SHAREHOLDERS VOTE FOR THE NAMED DIRECTOR NOMINEES.

PROPOSAL TWO

TO RATIFY THE SELECTION OF
INDEPENDENT AUDITORS FOR FISCAL YEAR 2007

Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as independent public accountants of the Company for its fiscal year ending December 31, 2007. The Board of Directors seeks to have the Shareholders ratify the selection of PricewaterhouseCoopers LLP, which has served as the Company’s independent public accountants since September 10, 2004. However, this matter will be reevaluated from time to time from a cost/benefit basis.

Current Principal Accountant’s Presence at This Year’s Annual Meeting of Shareholders

PricewaterhouseCoopers LLP representatives are expected to be present at this year’s Annual Meeting of Shareholders. They will be given an opportunity to make a statement if it is their desire to do so, and they will be available to respond to appropriate questions from Shareholders.

Vote Required for Proposal Two

Proposal Two regarding the approval of the selection of independent auditors must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2007.

PROPOSAL THREE

TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE
OUR NAME FROM DIGITAL RECORDERS, INC. TO DRI CORPORATION

Purpose of Amendment

The Board of Directors has determined that our present Company name of “Digital Recorders, Inc.” conveys technology-specific implications that do not reflect the true nature of the Company’s overall business and that the business unit wherein such technology is prevalent (the Digital Recorders division in Durham, N.C.) could benefit by having the unambiguous ability to utilize that name and related valuable brand for its specific product and service offerings. Additionally, investors increasingly identify the listed Company as just “DRI,” which we believe is technology neutral and, thus, more appropriate for the Company’s identification as it grows into still other technology areas.

General Effect of Amendment

Changing the Company’s name will not affect, in any way, the validity or transferability of currently outstanding stock certificates, nor will our Shareholders be required to surrender or exchange any stock certificates that they currently hold. The cost of changing our name will be immaterial. Upon the filing of the Certificate of Amendment, the name change will be effective. The Company’s Board of Directors has unanimously approved the name change.

Vote Required for Proposal Three

Proposal Three regarding the approval of an amendment to the Company’s Certificate of Incorporation to change our name from Digital Recorders, Inc. to DRI Corporation must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. If so approved by the Company’s Shareholders, the Charter Amendment will become effective upon the filing of the Certificate of Amendment with the North Carolina Secretary of State, which we expect will occur immediately following such approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE OUR
NAME FROM DIGITAL RECORDERS, INC. TO DRI CORPORATION.

CORPORATE GOVERNANCE DISCLOSURE

Current Directors and Director Independence

The Company’s Board of Directors currently is comprised of six directors:

•	John D. Higgins (Lead Director)

•	C. James Meese Jr.

•	Stephanie L. Pinson

•	John K. Pirotte

•	Juliann Tenney

•	David L. Turney

With the exception of David L. Turney, the Company’s Chief Executive Officer, all of the Board of Directors’ current directors are independent directors as defined in NASDAQ® Rule 4200(a)(15). Unless otherwise noted in this Proxy Statement, when a director is referred to as “independent,” this determination is made in accordance with the standards for independence set forth in NASDAQ® Rule 4200(a)(15).

Shareholder Communications With Current Directors

To communicate with the Company’s current directors, Shareholders should submit their comments in writing to: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75225. Telephone calls and electronic messages received in care of current directors will neither be accepted nor communicated with directors.

Board of Directors’ Meetings in Fiscal Year 2006

The Company’s Board of Directors held eight meetings in fiscal year 2006. All of the Company’s current directors attended more than 75 percent of the aggregate of meetings of the Board of Directors and committees on which they served during fiscal year 2006. All of the directors attended the Annual Meeting of Shareholders in May 2006. All continuing directors and director nominees are expected to attend this year’s Annual Meeting of Shareholders.

Board of Directors’ Committees

The Board of Directors has delegated certain of its authority to its Audit, CG&N, Executive, Human Resource and Compensation (“HR&C”), and Technology committees.

The following table summarizes each current director’s committee involvement. David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, chairs the Executive Committee as a voting member and also serves in a non-voting, “ex-officio” capacity for all other committees. Lawrence A. Hagemann, the Company’s Vice President and Chief Technology Officer, serves as a voting, non-director member of the Technology Committee. David N. Pilotte, the Company’s former Executive Vice President, Chief Financial Officer, Secretary and Treasurer, and former Chief Operating Officer, North Carolina Operations, served the Executive Committee in a non-voting, “ex-officio” capacity. No member or chair of any other committee is an officer or employee of the Company.

Summary of the Committees on Which Current Company Directors Serve

	Independent
Name	Director	Audit		CG&N		Executive		HR&C		Technology(1)		Special(4)

John D. Higgins(2)	Yes	X		X	(3)	X						X
C. James Meese Jr.	Yes	X		X						X	(3)
Stephanie L. Pinson	Yes			X				X				X
John K. Pirotte	Yes	X	(3)			X				X		X	(3)
Juliann Tenney	Yes							X	(3)
David L. Turney	No					X	(3)

Notes:

(1)	The Company’s Vice President and Chief Technology Officer Lawrence A. Hagemann serves as a voting, non-director member of the Technology Committee.

(2)	Lead Director

(3)	Committee Chairperson

(4)	The Special Committee concluded its business in fiscal year 2006.

With the exception of the Special Committee, each committee has a formal charter that is generally summarized in the following reports. Each committee’s complete charter is located within the Corporate Governance section of the Company’s Web site, www.digrec.com. Upon request, copies of committee charters will be provided without charge to the Company’s Shareholders. Such requests may be made by contacting: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75225; E-Mail: ir@digrec.com.

Audit Committee

The Audit Committee met seven times in fiscal year 2006. It has three members, all of whom are independent: John K. Pirotte (Chair), John D. Higgins, and C. James Meese Jr. David L. Turney serves at the discretion of the Audit Committee in a non-voting, “ex-officio” capacity.

The Board of Directors has determined that at least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

The Audit Committee selects the Company’s independent auditors subject to ratification by the Board of Directors and Shareholders, and directly manages the relationship with the audit firm, including setting of all related fees. The Audit Committee evaluates and approves any proposed retention of the independent auditor or its affiliates for any audit-related, tax and routine non-audit services, and reviews and approves the fee and other contractual arrangements for those services. The Company’s independent auditors report directly to the Audit Committee.

The complete Audit Committee report appears herein on page 18.

Corporate Governance and Nominating Committee

The CG&N Committee met two times in fiscal year 2006. It has three members, all of whom are independent: John D. Higgins (Chair), C. James Meese Jr., and Stephanie L. Pinson. David L. Turney serves at the discretion of the CG&N Committee in a non-voting, “ex-officio” capacity.

The CG&N Committee plays a key role in leading good governance practices within the Company. It considers the Company’s governance key and integral to increased shareholder value. Its major areas of governance focus include: (1) clarifying the duties and responsibilities of the Board of Directors and the CG&N Committee; (2) evaluating the Board of Directors’ structure and composition, including maintaining a substantial majority of non-executive directors with non-executive directors filling all seats on the Audit, HR&C, and CG&N committees; (3) monitoring policies and practices of the Board of Directors, including the Company’s Code of Conduct and Ethics; (4) reviewing and monitoring the structure and performance of the Board of Directors, individual directors, and committees; and (5) facilitating and leading, through a lead independent director concept, regular closed meetings of non-executive directors.

Seeking to assure that an appropriate mix of talent and experience is present to adequately represent the Shareholders, the CG&N Committee also:

•	Leads the initiative to identify, screen, recruit, interview, recommend, and (when so elected or appointed) orient individuals deemed to be appropriate to serve on the Board of Directors;

•	Considers recommendations from all sources, including director nominees submitted by the Company’s Shareholders, as related to serving on the Board of Directors; and

•	Acts as an advisory committee to the Board of Directors related to populating committees (subsequently voted upon by the Board of Directors).

During fiscal year 2006, the CG&N Committee assessed and evaluated the size and composition of the Board of Directors in context of having appropriate and necessary talent and resources with which to fully discharge duties at both the Board of Directors level and also at the working committee level. It determined and recommended to the Board of Directors the slate of directors to be submitted to the Shareholders in this Proxy Statement. It also recognized and commended actions of the Board of Directors and management for instituting good corporate governance practices. Additionally, the CG&N Committee reviewed and updated its Charter adding provisions for establishment of special committees of the Board of Directors, which might be needed from time-to-time.

Executive Committee

The Executive Committee met eight times in fiscal year 2006. It has three members, two of whom are independent directors: David L. Turney (Chair), John D. Higgins, and John K. Pirotte.

The Executive Committee acts for the Company’s Board of Directors within specified limits of authority primarily focused on balance sheet subject matter, strategic issues, financing, and mergers and acquisitions. Additionally, it serves as an advisory or “sounding board” committee for the Company’s Chief Executive Officer in all respects with particular emphasis on corporate strategic matters, balance sheet, and financing issues. The Executive Committee also provides an oversight function for long duration initiatives strategic in nature and further fulfills a review and monitoring function in areas of performance deficiency or difficulties.

During fiscal year 2006, the Executive Committee considered several balance sheet, financing, and cash flow related matters and alternatives, approving for subsequent consideration and ratification of the Board of Directors as appropriate certain financing actions as more fully presented in the Annual Report on Form 10-K for fiscal year 2006. The most notable matter included replacement of the senior lender through entry into an agreement with Laurus Master Fund, Ltd. Additionally, the Executive Committee considered alternatives regarding best use of invested capital and corporate assets, including the consideration of the possible sale of non-core assets.

Human Resource and Compensation Committee

The HR&C Committee met four times in fiscal year 2006. It has two members, both of whom are independent: Juliann Tenney (Chair) and Stephanie L. Pinson. David L. Turney serves at the discretion of the HR&C Committee in a non-voting, “ex-officio” capacity.

The role of the HR&C Committee, acting with oversight and approval of the Board of Directors, is to set the general policy framework and guiding philosophy related to compensation, benefits, employee relations, and perquisites for all of the Company’s employees.

The HR&C Committee directly evaluates the performance of the Chief Executive Officer and sets his compensation. In addition, the HR&C Committee reviews and consults with the Chief Executive Officer on, for purposes of monitoring conformance to performance-based and market-practice compensation considerations, the compensation of the Chief Financial Officer.

The HR&C Committee strives to align strategy, values, and management compensation initiatives with shareholder interests. The HR&C Committee requires and encourages the fostering of a desirable workplace of high standards of ethical behavior devoid of conflicts of interest and even the appearance of impropriety.

The HR&C Committee acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of the Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

The HR&C Committee reviews succession planning and progression in the Company. To the extent practicable given the Company’s size, management is encouraged by the HR&C Committee to maintain orderly succession plans for key positions.

The HR&C Committee report appears within the “Compensation Discussion and Analysis” section on page 24.

Technology Committee

The Technology Committee met two times in fiscal year 2006. It has three members, two of whom are independent members of the Board of Directors: C. James Meese Jr. (Chair) and John K. Pirotte. The Company’s Vice President and Chief Technology Officer, Lawrence A. Hagemann, also serves on the Technology Committee in a voting, non-director capacity. David L. Turney serves at the discretion of the Technology Committee in a non-voting, “ex-officio” capacity.

The Technology Committee serves as an advisory committee to the Company’s executive management and the Board of Directors, providing oversight and guidance in the context of: (1) technology evolution and innovation, (2) technology in operations and risk mitigation, (3) technology as a competitive tool, and (4) technology as a means to improve shareholder value. The Technology Committee also reviews and monitors long-duration technology initiatives, technology performance deficiencies, and other technology-related matters as deemed appropriate and/or requested by the Board of Directors.

During fiscal year 2006, with departure of the prior Technology Committee chair, the Technology Committee reorganized under new committee leadership and continued support of its goal of monitoring the Company’s technological progress and challenges. In this, the Technology Committee specifically worked with management on the technology issues, opportunities and concerns in the Strategic Business Plan, as well as the Operating Plan with emphasis on the “security” functionality of the Company’s products in existing and new markets.

Special Committee

The Special Committee met one time in fiscal year 2006. It was comprised of three directors, all of whom are independent: John K. Pirotte (Chair), John D. Higgins, and Stephanie L. Pinson. David L. Turney served at the discretion of the Special Committee in a non-voting, “ex-officio” capacity.

The Special Committee was formed by the Board of Directors on December 5, 2005, to provide special oversight and guidance during development of the fiscal year 2006 Operating Plan as part of a corporate-wide effort to achieve and sustain profitability.

During fiscal year 2006, with its role having been completed, and considering that the Executive Committee is well positioned to carry on any and all parts of its work as found to be necessary, the Special Committee agreed to disband. Therefore, the Special Committee’s business concluded in first quarter 2006.

Corporate Governance Practices

The Company’s Board of Directors intends to seek, consider and implement the best governance practices as appropriate for the Company and as in the best interest of the Company’s Shareholders, as well as to fully comply with regulations and regulatory authority guidelines as they emerge. It is the Board of Directors’ belief that good governance practices translates into increased Shareholder value. The Board of Directors believes the Company is well positioned in this regard. Please note that the Company’s governance information, including its Code of Conduct and Ethics, is available via the Company’s Web site, www.digrec.com.

Code of Conduct and Ethics

Acting in cooperation with the CG&N Committee, the HR&C Committee actively participated in maintaining a Code of Conduct and Ethics, including ethical practice, for and by all employees, officers, and directors. The Company will report any amendment or waiver of our Code of Conduct and Ethics on a Form 8-K current report. The HR&C Committee monitors procedures to ensure non-retaliation against employees who may bring any matter that might constitute a breach of Company policy, ethics, or acceptable conduct to the attention of appropriate higher authority. Such higher authority extends to and includes the Board of Directors. The Company’s Code of Conduct and Ethics is available on the Company’s Web site, www.digrec.com.

Whistleblower Policy

The Company is committed to conducting its business in accordance with the highest ethical standards and maintaining a workplace environment that encourages open and honest communication. As part of that commitment and in accordance with the Company’s Code of Conduct and Ethics, which sets forth principles by which the Board of Directors expects the Company’s officers, employees and the Board of Directors’ members to comply, the Company has instituted a formal “whistleblower” policy known within the Company as the “Open Communications — Concerned Stakeholder” Policy (“OCCS Policy”).

Through the OCCS Policy, the Company maintains four distinct avenues for facilitating communications among its employees and the Board of Directors, including: (1) a third-party-administered, Internet-based service for reporting financial and ethical matters; (2) a third-party-administered, Internet-based service for reporting human resource and other matters; (3) a corporate “hot line” for use by employees; and (4) suggestion boxes at all fully owned Company offices with 10 or more employees.

In order to create such an open environment and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards, the Company created procedures by which employees and the Board of Directors may report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws. In addition, the Company has established special procedures for the submission of confidential, anonymous complaints involving the Company’s accounting practices and internal auditing controls, including any questionable accounting or auditing matters.

The reporting of valid complaints can only serve to strengthen the Company and enhance its ability to maintain its commitment to ethical practices. Therefore, the Company has strongly encouraged its employees and the Board of Directors to submit complaints or reports of violations in all appropriate circumstances. Employees who file reports or provide evidence that they know to be false or who do not have any reasonable basis for believing that their reports are truthful and accurate will not be protected by the non-retaliation provisions of the policy and may be subject to disciplinary action up to and including termination of employment. In addition, except to the extent required by law, the OCCS Policy does not change an employee’s or director’s obligation to keep confidential the Company’s trade secrets and other confidential information.

Refer to the Audit Committee Report on page 18 for more information about the OCCS Policy.

Professionalism and Continuing Education

The Board of Directors previously adopted a Professionalism and Continuing Education Policy under guidance of the HR&C Committee. In fiscal year 2006, all directors continuing in service through the full year either attended continuing education courses or availed themselves of additional education in this regard through self study.

Nepotism

There is no relationship by blood, marriage or adoption between any of the Company’s directors, director nominees, or executive officers.

AUDIT COMMITTEE REPORT

Committee Composition and Its Work in the Past Year

The Audit Committee met seven times in fiscal year 2006 in formal sessions and conducted numerous separate informal communications sessions on various issues. The Audit Committee has three members, all of whom are “independent” directors as defined in the listing standards of NASDAQ®: John K. Pirotte (Chair), John D. Higgins, and C. James Meese Jr. At least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

Role

The Audit Committee is appointed by the Company’s Board of Directors upon the recommendation of the CG&N Committee to assist the Board of Directors in monitoring: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal, regulatory, and NASDAQ® Capital Market and Boston Stock Exchange listing requirements; and (3) the independence and performance of the Company’s independent auditors. The Committee operates pursuant to a written charter adopted by the Company’s Board of Directors, a copy of which is available on the Company’s Web site, www.digrec.com. The Audit Committee selects the Company’s independent auditors subject to ratification by the Board of Directors and Shareholders. The Audit Committee directly manages the relationship with the audit firm, including setting of all fees.

The Audit Committee regularly requests and receives information from the Company’s officers and employees, as it deems appropriate to the performance of its duties. The Audit Committee also has the authority to retain special legal counsel, accounting, or other consultants to advise it to the extent necessary in the performance of its duties. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Company’s Chief Executive Officer and the Chief Financial Officer attend Audit Committee meetings as non-voting attendees subject to closed executive sessions as determined from time to time by the Audit Committee Chairman.

The Audit Committee meets with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately. The Audit Committee evaluates and approves any proposed retention of the independent auditor, or affiliates, for any audit-related, tax, and routine non-audit service, and reviews and approves the fee and other contractual arrangements for those services. The Audit Committee further takes any steps necessary and consistent with its authority to ensure significant findings and recommendations made by the independent auditors are addressed by the Company’s management in a timely fashion.

The Audit Committee evaluates the existence and adequacy of management’s system of internal controls, reviews the effectiveness of systems for monitoring compliance with laws and regulations, and seeks to ensure that financial reporting is thorough, complete, and in accordance with applicable regulations and disclosure.

The Audit Committee has adopted a Policy Statement and Procedures for a Reporting of Violations and Complaints; this is part of a multi-faceted written communications policy and procedure referred to as the OCCS Policy. The OCCS Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards. The OCCS Policy establishes procedures for any person to report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws, without fear of retaliation. It contains special procedures for submission by employees of confidential, anonymous complaints involving the Company’s accounting practices and internal accounting controls. This aspect of the OCCS Policy is administered by an outside independent party, is accessible at all times, and utilizes telephone, e-mail, and Internet-based, multi-lingual communications channels flowing through corporate legal counsel for re-direct to the appropriate party for action. Investigation, action, and follow-up are processed in a controlled, confidential, and documented manner in a retaliation-free environment. For more information about the OCCS Policy, refer to the “Whistleblower Policy” section on page 17.

Audit Fees

The aggregate audit fees billed during fiscal year 2006 by independent registered public accounting firms for audit services were approximately $409,000, of which approximately $389,000 was billed by PricewaterhouseCoopers LLP and approximately $20,000 was billed by McGladrey & Pullen, LLP. For fiscal year 2005, approximately $380,000 was billed, of which approximately $284,000 was billed by PricewaterhouseCoopers LLP and approximately $96,000 was billed by McGladrey & Pullen, LLP. These fees were for services rendered for the audit of the Company’s financial statements and the reviews of interim financial statements included in the Company’s Forms 10-K and 10-Q, as well as services that generally only the independent auditor can provide, such as statutory audits, reviews of interim financial statements and assistance with documents filed with the SEC.

Audit-Related Fees

Audit-related services consist of assurance and related services (e.g., due diligence) by an independent auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. The Company did not incur any such audit-related fees in fiscal years 2006 or 2005.

Tax-Related Fees

The aggregate tax fees billed during fiscal year 2006 for professional fees rendered for tax compliance, tax advice, assistance in preparing tax returns, or tax planning services by KBA Group LLP, an independent, registered public accounting firm, were approximately $45,000. KBA Group LLP was engaged as the Company’s tax advisor in July 2005, replacing RSM McGladrey, Inc. Tax fees billed during fiscal year 2005 by KBA Group LLP were approximately $18,000, and tax fees billed during fiscal year 2005 by RSM McGladrey, Inc. were approximately $20,000.

All Other Fees

There were no other fees billed by independent, registered public accounting firms in fiscal years 2006 or 2005.

Pre-Approval Policy

The Audit Committee has established a policy within its charter to pre-approve all audit and permissible non-audit services performed by the independent auditor. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee approved 100 percent of the audit fees, audit-related fees, and tax-related fees that were incurred by the Company in fiscal year 2006. For those fees, less than 50 percent of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for fiscal year 2006 were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report on Fiscal Year 2006 Activities

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements for the year ended December 31, 2006 (the “Fiscal Year 2006 Financial Statements”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed under generally accepted auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussion With Audit Committees,” as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence from the Company’s management, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the Fiscal Year 2006 Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

The Audit Committee reviewed reporting and documentation related to Company financing.

This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of the Proxy Statement, in connection with the Annual Meeting of Shareholders, except to the extent that the Company specifically requests that this Audit Committee report be specifically incorporated by reference.

The foregoing Audit Committee report has been furnished by the following members of the Company’s Board of Directors who comprise the Audit Committee:

John K. Pirotte (Chairman)
John D. Higgins
C. James Meese Jr.
April 16, 2007

COMPENSATION DISCUSSION AND ANALYSIS DISCLOSURE

Compensation Philosophy and Objectives

Our Company’s compensation philosophy is designed to attract and retain high quality individuals to serve as our officers, to reward such individuals for their contributions to both our short-term and long-term goals, and to align their interests with those of our Shareholders. We use short-term compensation, which is comprised of base salary and discretionary cash bonuses, together with long-term compensation, which takes the form of stock option awards, to achieve these goals. Our compensation arrangements are also designed to be competitive with the total compensation packages offered to executives who perform similar duties at other similarly situated companies while respecting the need to conserve expenses as we strive to reach profitability.

The Company’s executive officers designated as named executive officers for fiscal year 2006 include: David L. Turney, Chairman, President and Chief Executive Officer of the Company; Lawrence A. Hagemann, Vice President and Chief Technology Officer of the Company; Kathleen B. Oher, former Vice President, Chief Financial Officer, Secretary and Treasurer of the Company; David N. Pilotte, former Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company; Tanya L. Johnson, Vice President and General Manager of the Digital Recorders division; and William F. Fay Jr., Vice President and General Manager of the TwinVision na, Inc. subsidiary in Durham, N.C.

Named executive officers for fiscal year 2007 will also include: Stephen P. Slay, who was appointed Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, effective March 16, 2007; and Rob R. Taylor, who was named the Company’s Chief Operating Officer, North Carolina Operations in Durham, N.C., effective November 15, 2006. Mr. Taylor’s executive compensation in fiscal year 2006 did not place him among the Company’s fiscal year 2006 named executive officers.

The Company’s professional employer organization, The Castleton Group, retained ERI Economic Research Institute (“ERI”) to perform a compensation benchmarking study for fiscal year 2006. ERI surveyed market compensation data from a peer group of companies, and evaluated the compensation levels of our named executive officers compared to named executive officers of the peer group companies. Based on the survey, the Company’s Board of Directors’ HR&C Committee determined that base salaries and incentive compensation amounts were at, or below, current median rates of compensation for our peer group. The study results are being utilized in establishing recommended compensation levels for the Company’s named executive officers for fiscal year 2007 with a general objective of maintaining the base salary component of our executive compensation at or below the median levels of our peer group within the overall framework of the HR&C Committee’s philosophy and objectives.

The Company’s HR&C Committee determines the compensation of the Chief Executive Officer, and has delegated its authority to determine the compensation of the Chief Financial Officer and the other named executive officers to the Chief Executive Officer. In determining named executive officers’ compensation, the Chief Executive Officer works in consultation with the HR&C Committee to ensure that our overall compensation policy objectives are being met.

Elements of Compensation

Base Salary

We use base salary to attract and retain highly qualified individuals as executives of our company. When determining the base salary for our named executive officers, the Company’s Chief Executive Officer, in consultation with the HR&C Committee, considers information obtained directly and indirectly through appropriate outside resources and surveys, taking into consideration a number of factors, including:

•	Position and level of responsibility;

•	Past experience and qualifications;

•	Achievement of overall goals specified for the Company to attain for the year;

•	Total compensation during the previous year;

•	Compensation levels according to benchmarking studies, if and when available; and

•	The executive’s effectiveness in dealing with external and internal audiences.

These criteria are evaluated within an overall framework designed to be competitive with the median salaries paid to similarly situated executive officers by companies in our peer group. Base salaries of our named executive officers, including our Chief Executive Officer, along with all other components of total compensation, are reviewed by our HR&C Committee at least annually, with the results reported to the entire Board of Directors.

In fiscal year 2006, the Chief Executive Officer (in consultation with the HR&C Committee) determined that, based on these noted factors, the compensation levels for the named executive officers were appropriate, with the exception of the following adjustments: In August 2006, William F. Fay Jr., Vice President and General Manager of the Company’s TwinVision na, Inc. subsidiary, received a $13,000 market-adjustment increase in base salary to $160,000 from $147,000, and Tanya L. Johnson, interim Operations Manager for fiscal year 2006 and recently appointed Vice President and General Manager of the Digital Recorders division, received a $15,000 market-adjustment increase in base salary to $160,000 from $145,000.

Incentive Compensation

Our executive incentive compensation policy is designed to promote our long-term success and align the interests of our Shareholders with those of our named executive officers. All named executive officers and key management in a position to directly affect Shareholder value are eligible to receive incentive compensation awards. Our named executive officers may receive cash bonuses and stock option awards in amounts determined on the basis of performance criteria established by the HR&C Committee. The criteria includes our overall performance, individual performance, departmental performance such as surpassing sales goals or achieving significant cost reductions or increased productivity, and profit and asset management results within the business unit for which the executive is responsible. Business plans prepared by Company management and approved by the Company’s Board of Directors establish most of the criteria for incentive compensation awards. The determination of incentive compensation is discretionary, and no predetermined weighting is given to any particular component. The HR&C Committee may choose to include or exclude from consideration matters it deems to be of “windfall” or “non-recurring” nature, as well as to make other adjustments, all based on evaluation of the matter in context of meeting the objectives of our compensation policy.

Cash Bonuses.  In fiscal year 2006, the HR&C Committee considered the Chief Executive Officer’s recommendation for the named executive officers and awarded a bonus of: $15,000 to Tanya L. Johnson, interim Operations Manager for fiscal year 2006 and recently appointed Vice President and General Manager of the Digital Recorders division in Durham, N.C.; $30,000 to William F. Fay, Jr., Vice President and General Manager of the Twin Vision na, Inc. subsidiary; and $33,000 to David N. Pilotte, the Company’s former Vice President, Chief Financial Officer, Secretary and Treasurer. The bonuses paid in fiscal year 2006 were consistent with the long-term objectives of the Company’s compensation policy.

Incentive Stock Options.  During fiscal year 2006, following the Chief Executive Officer’s recommendation and upon ratification by the Company’s Board of Directors, the HR&C Committee awarded 6,000 options each to William F. Fay Jr., Vice President and General Manager of the Twin Vision na, Inc. subsidiary and Tanya L. Johnson, interim Operations Manager for fiscal year 2006 and recently appointed Vice President and General Manager of the Digital Recorders division in Durham, N.C. and 30,000 options to Kathleen B. Oher, the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer. Options were awarded to Mr. Fay and Ms. Johnson as a result of exemplary individual contributions and departmental performance. The Company uses stock option awards to enhance retention of key executives and to align their interests with Shareholders. In Ms. Oher’s case, stock options were awarded in connection with her employment agreement.

Perquisites

Severance and Change-of-Control Benefits.  The Company has employment agreements with our named executive officers that govern severance for those executives. For a more detailed description of each executive’s employment agreement with the Company, please see “Employment Contracts, Termination of Employment and

Change in Control Arrangements Disclosure” on page 36. In addition, each employment agreement contains provisions that are effective upon a change of control. The HR&C Committee believes these agreements are necessary to be able to attract the executive officer talent necessary to enable the Company to reach its goals and fulfill its mission.

Under the terms of their respective employment agreements, in the event of termination of employment by the Company without cause, each of the Company’s named executive officers serving as of December 31, 2006 would be entitled to receive compensation for earned vacation time not taken and salary for 180 days, or if terminated by the executive upon 90-day notice and without cause, each will receive compensation for earned vacation time not taken and salary for the 90-day notice period. The Company’s former Chief Financial Officer, David N. Pilotte, whose employment ended June 9, 2006, was entitled to receive nine months’ severance in the event of termination without cause under the terms of his employment agreement.

In the event of termination without cause in connection with a “change in control” (as defined in the employment agreements), the Company’s Chief Executive Officer would be entitled to receive a cash payment equal to 2.9 times his latest compensation and the Company’s Chief Technology Officer, Lawrence A. Hagemann, would be entitled to receive a cash payment equal to two times his latest compensation. The Company’s Chief Financial Officer also would be entitled to receive a cash payment equal to two times her latest compensation. The Company’s former Chief Financial Officer, David N. Pilotte, was entitled to one times his latest compensation in the event of a change in control under the terms of his employment agreement. The Company’s other named executive officers, Tanya L. Johnson and William F. Fay Jr., would be entitled to one times their latest compensation in the event of a change in control under the terms of their respective employment agreements.

Car Allowance.  Pursuant to the terms of their employment agreements, the Company provides the Chief Executive Officer and Chief Technology Officer a mid-range-priced automobile, leased under the Company’s name, for Company and personal use.

Other Benefits.  The Company provides benefits to our named executive officers such as health insurance, life insurance coverage equal to one times base salary, short-term and long-term disability coverage, group travel insurance coverage with a $1,000,000 accidental death benefit, and participation in our 401(k) savings plan on substantially the same basis as provided for all employees.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Chief Executive Officer Compensation

The HR&C Committee, acting in a manner consistent with the compensation policy described herein, determined and authorized all compensation paid to the Chief Executive Officer. The HR&C Committee has the power and discretion, subject to approval of the Board of Directors, to increase or decrease the Chief Executive Officer’s compensation. The Chief Executive Officer was paid $283,425 in total cash compensation during fiscal year 2006. There was no incentive compensation (cash bonus or stock options) awarded to him in fiscal year 2006. The Chief Executive Officer’s annual base compensation is subject to consideration for merit performance increase from time to time. Accordingly, the HR&C Committee reviewed the Chief Executive Officer’s performance and determined that his compensation was at an appropriate level in fiscal year 2006 as the Company continued to strive for profitability under difficult market conditions. The HR&C Committee determined that our Chief Executive Officer’s compensation level was at, or below, median compensation levels of other companies for similar positions in our peer group. The Chief Executive Officer’s base salary meets the HR&C Committee’s stated objective of balancing comparable compensation within our peer group with the need to control our expenses.

The Company provides the Chief Executive Officer with a mid-range-priced automobile for both personal and Company use. Consistent with Company policy for all employees who travel on Company business, the Company reimburses or directly pays the Chief Executive Officer’s reasonable expenses that are incurred on Company business. The Chief Executive Officer participates in a voluntary elective plan approved by Shareholders in fiscal year 2006 for Directors and certain senior executive personnel, whereby $12,000 of his otherwise cash compensation is paid in the form of shares of the Company’s Common Stock; 9,078 shares were issued to him under this plan in fiscal year 2006. There are no compensation programs for the Chief Executive Officer other than what is described here.

Compensation history for the Chief Executive Officer and the terms of his employment are set forth in an employment agreement more fully described in “Employment Contracts, Termination of Employment and Change-In-Control Arrangements Disclosure” on page 36. In accordance with the terms of that agreement, the term became year-to-year as of mid-2006. Additionally, more details on this subject matter may be found under “Compensation Discussion and Analysis Disclosure” on page 21.

The HR&C Committee annually conducts an evaluation of the Chief Executive Officer’s performance. Written documentation related to various performance areas, critique of performance, and recommendations for improved performance are all part of this review process. All independent directors contribute to this formal review process. This review is the basis for considering any merit increase in compensation for the Chief Executive Officer and is both qualitative and quantitative. The qualitative review specifically includes evaluation of operating results. In evaluating the Chief Executive Officer’s performance, the HR&C Committee took into account the Company’s long-term indicated trends and strategic positioning. The qualitative evaluation considers relations with Shareholders, strategic planning, reporting, operational planning, relations with the Board of Directors and, generally, any area the HR&C Committee may deem to be appropriate from time-to-time. The evaluation criteria change from year-to-year to allow the HR&C Committee and the Board of Directors to place emphasis on areas deemed to be in the best interest of the Company and its Shareholders.

The Chief Executive Officer annually conducts an evaluation of the performance of the Chief Financial Officer and Chief Technology Officer, as well as the Company’s other named executive officers, either directly or indirectly through their immediate supervisor.

Human Resource and Compensation Committee Report

The HR&C Committee is responsible for the oversight of the Company’s compensation programs on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the HR&C Committee has reviewed and recommended to the Board of Directors that the “Compensation Discussion and Analysis Disclosure” be included in the Company’s Proxy Statement for purposes of the 2007 Annual Meeting of Shareholders.

The foregoing HR&C Committee report has been furnished by the following members of the Company’s Board of Directors who comprise the HR&C Committee:

Juliann Tenney (Chair)
Stephanie L. Pinson
April 16, 2007

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table summarizes the compensation that was earned by the named executive officers. The named executive officers are the Company’s Chief Executive Officer and Chief Financial Officer as of December 31, 2006, as well as the three other most highly compensated executive officers serving as such as of December 31, 2006. The named executive officers also include the Company’s former Chief Financial Officer whose employment period ended in fiscal year 2006.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
				Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($) (1)	($)	($)		($)

David L. Turney, Chairman, Chief Executive Officer, and President, Digital Recorders, Inc., and Chairman and Managing Director, DRI-Europa AB	2006	283,425	—	—	—	—	—		285,750

Kathleen B. Oher, Vice President, Chief Financial Officer, Treasurer, and Secretary	2006	98,654	—	—	3,446	—	—		102,100

Lawrence A. Hagemann Vice President and Chief Technology Officer	2006	207,500	—	—	—	—	—		209,240

Tanya L. Johnson, Interim Operations Manager for Fiscal Year 2006 and Vice President and General Manager, Digital Recorders Division	2006	151,250	15,000	—	453	—	—		166,703

William F. Fay Jr., Vice President and General Manager, Twin Vision na, Inc. Subsidiary	2006	152,417	30,000	—	453	—	32,070	(2)	214,940

David N. Pilotte, Former Executive Vice President, Chief Financial Officer, Secretary and Treasurer, Digital Recorders, Inc., and Chief Operating Officer, North Carolina Operations(3)	2006	204,503	33,000	—	—	—	150,000	(4)	237,503

Notes:

(1)	This amount reflects the fiscal year 2006 expense to the Company for stock options granted during the year, for the pro rata portion of the three-year vesting that occurred in fiscal year 2006. There was no expense related to stock options issued in previous years because the vesting date was accelerated in fiscal year 2005 as provided for under FAS 123(R). Information concerning these amounts may be found in Item 8, “Financial Statements and Supplementary Data” and Note 12 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2007.

(2)	Reimbursement of moving expenses to relocate Mr. Fay to Durham, N.C.

(3)	Mr. Pilotte resigned from all positions effective June 9, 2006.

(4)	Severance payment

Grants of Plan-Based Awards Table

The following table summarizes the grants of plan-based awards made during fiscal year 2006 to the Company’s named executive officers.

								All Other	All Other
								Stock Awards:	Option Awards:
								Number of	Number of	Exercise or
								Shares of	Securities	Base Price
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			Stock or	Underlying	of Option	Grant Date Fair
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Value of Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#) (1)	($ / Sh)	Awards ($) (2)

David L. Turney	—	—	—	—	—	—	—	—	—	—	—
Kathleen B. Oher	6/12/2006	—	—	—	—	—	—	—	30,000	1.09	$19,020
Lawrence A. Hagemann	—	—	—	—	—	—	—	—	—	—	—
Tanya L. Johnson	10/6/2006	—	—	—	—	—	—	—	6,000	1.38	$3,804
William F. Fay Jr.	10/6/2006	—	—	—	—	—	—	—	6,000	1.38	$3,804
David N. Pilotte(3)	—	—	—	—	—	—	—	—	—	—	—

Notes:

(1)	Consists of options to purchase shares of our Common Stock awarded under the Company’s 1999 and/or 2003 stock option plans. Options vest on the basis of the passage of time and continued employment over a three-year period, with one-third of the shares vesting each year.

(2)	Amounts in this column consist of the grant date fair value of the stock option award determined pursuant to FAS 123R.

(3)	Mr. Pilotte resigned from all positions effective June 9, 2006.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards made in fiscal year 2006 to the Company’s named executive officers. Each option is exercisable in three equal cumulative installments commencing on the first, second and third anniversaries of the grant date, assuming that the option holder remains an employee.

	Option Awards							Stock Awards
											Equity
											Incentive
					Equity					Equity Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan Awards:				Market	Number of	Payout Value
	Number of		Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

David L. Turney	86,000	(1)	—		—	2.00	4/20/2008	—	—	—	—
	14,000	(1)	—		—	3.00	6/1/2008	—	—	—	—
	150,000	(1)	—		—	3.00	7/2/2008	—	—	—	—
	20,000	(1)(2)	—		—	2.90	8/13/2014	—	—	—	—
	9,000	(1)(2)	—		—	2.80	8/23/2015	—	—	—	—
Kathleen B. Oher	—		30,000	(1)	—	1.09	6/12/2016	—	—	—	—
Lawrence A. Hagemann	4,000	(1)	—		—	2.38	6/23/2007	—	—	—	—
	5,000	(1)	—		—	2.00	4/20/2008	—	—	—	—
	18,441	(1)	—		—	3.00	6/1/2008	—	—	—	—
	5,000	(1)	—		—	2.00	4/26/2009	—	—	—	—
	4,559	(1)	—		—	1.94	6/18/2009	—	—	—	—
	25,000	(1)	—		—	2.00	6/1/2010	—	—	—	—
	25,000	(1)	—		—	2.50	6/25/2011	—	—	—	—
	10,000	(3)	—		—	2.55	5/13/2008	—	—	—	—
	15,000	(1)(2)	—		—	2.90	8/13/2014	—	—	—	—
	20,000	(1)(2)	—		—	2.80	8/23/2015	—	—	—	—
Tanya L. Johnson	2,000	(1)	—		—	2.38	6/23/2007	—	—	—	—
	3,000	(1)	—		—	2.00	4/20/2008	—	—	—	—
	7,000	(1)	—		—	3.00	6/1/2008	—	—	—	—
	10,000	(1)	—		—	2.00	6/1/2010	—	—	—	—
	5,000	(1)	—		—	2.50	6/25/2011	—	—	—	—
	2,000	(1)(2)	—		—	2.90	8/13/2014	—	—	—	—
	10,000	(1)(2)	—		—	2.80	8/23/2015	—	—	—	—
	—		6,000	(1)	—	1.38	10/6/2016	—	—	—	—
William F. Fay Jr.	20,000	(1)(2)	—		—	2.41	8/1/2015	—	—	—	—
	—		6,000	(1)	—	1.38	10/6/2016	—	—	—	—
David N. Pilotte	—		—		—	—	—	—	—	—	—

Notes:

(1)	Each option has a 10-year life and an exercise price per share equal to the closing price of our common stock on the grant date.

(2)	In November 2005, the Board of Directors of the Company approved accelerating the vesting of these stock options.

(3)	Each option has a 5-year life and an exercise price per share equal to the closing price of our common stock on the grant date.

Potential Payments Upon Termination or Change-in-Control Table

The following table summarizes the potential payments upon termination or change in control for the Company’s named executive officers.

	Before Change in	After Change in
	Control	Control	Voluntary
	Termination	Termination	Termination
	Without Cause or	Without Cause or	With 90 Day
Name	for Good Reason ($)	for Good Reason ($)	Notice ($)		Death ($)	Disability ($)

David L. Turney	141,713	821,933	70,856	(1)	141,713	—	(3)(4)
Kathleen B. Oher	95,000	380,000	47,500	(2)	47,500	47,500	(3)
Lawrence A. Hagemann	97,750	391,000	48,875	(2)	48,875	48,875	(3)
Tanya L. Johnson	80,000	160,000	40,000	(2)	40,000	40,000	(3)
William F. Fay Jr.	80,000	160,000	40,000	(2)	40,000	40,000	(3)
David N. Pilotte	150,000	200,000	50,000	(2)	50,000	50,000	(3)

Notes:

(1)	Under the terms of his employment agreement, the Company’s Chief Executive Officer may terminate his employment upon 90-days’ notice and without cause, in which case he will continue to receive normal salary and benefits for the 90-day period; however, he will not be required to render services under the terms of his employment agreement during this period.

(2)	If the executive terminates the agreement upon 90-days’ notice and without cause, then the executive will receive compensation for earned vacation time not taken and salary for the 90-days’ notice period. In such event, the executive shall be required to render services required under the employment agreement unless otherwise directed by the Chief Executive Officer.

(3)	The Company provides employer-paid medical, health, life and disability insurance for its named executive officers.

(4)	In the event of termination or resignation, the Company will continue to provide coverage for its Chief Executive Officer for a period of six months under the terms of his employment agreement.

Director Compensation Table

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. The table does not include reimbursement of travel expenses related to attending Board of Directors or its committee meetings.

	Fees Earned or	Fees Earned or
	Paid in Cash	Paid in Stock	Option Awards	Total
Name	($)	($)(1)	($)(2)	($)

John D. Higgins	46,750	12,000	20,541	79,291
C. James Meese Jr.	35,750	12,000	4,367	52,117
Stephanie L. Pinson	27,000	12,000	4,367	43,367
John K. Pirotte	48,750	12,000	4,367	65,117
Juliann Tenney	23,000	12,000	4,367	39,367

Notes:

(1)	Amounts in this column represent the 50 percent portion of the $2,000 monthly retainer paid in stock at the election of each director under the Company’s stock compensation plan approved by Shareholders in fiscal year 2006.

(2)	Amounts in this column represent the amount of expense recognized for financial statement purposes with respect to fiscal year 2006 in accordance with FAS 123R for stock options granted during the year. The options vest immediately on the date of grant.

The Company’s independent directors receive a monthly retainer of $2,000. The lead director receives an additional monthly premium of $250. Individual directors may elect to have 50 percent of the monthly retainer paid in the form of Common Stock, with the election to opt in or out of the payment in Common Stock made annually (as of each Annual Meeting of Shareholders). The number of shares payable is determined by dividing the cash value of stock compensation by the higher of (1) the actual closing price on the last trading day of each month, or (2) the book value on the last day of the month. Fractional shares are rounded up to the next full share amount. Shares are issued quarterly.

Each independent director receives a cash fee per Board of Directors or committee meeting in the amount of $1,000. Each committee chair receives an additional per meeting premium of $500, except the Audit Committee chair, who receives an additional premium of $1,000 per Audit Committee meeting. Each member of the Audit Committee receives a fee of $750 per meeting.

Directors must attend at least 75 percent of all meetings, including meeting of all committees of which they are members in order to be eligible for this compensation.

BENEFICIAL OWNERSHIP DISCLOSURE

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2007, by each person known by the Company to own beneficially more than five percent of the Common Stock. The information with respect to institutional investors is derived solely from statements filed with the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown.

	Common Stock
	Beneficially	% of
Beneficial Owners	Owned(1)	Class(2)

Barclays Global Investors, N.A.(3)	615,185	5.9%
Dolphin Offshore Partners, L.P.(4)	1,133,236	9.9%
Riverview Group, LLC(5)	1,210,383	11.4%
Laurus Master Fund, Ltd.(6)	855,000	7.8%

Notes:

(1)	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of March 31, 2007. All percentages are calculated based on the number of outstanding shares at March 31, 2007, plus shares that a person or group has the right to acquire within 60 days thereafter.

(2)	Based on 10,387,055 shares of Common Stock outstanding as of March 31, 2007, plus, in the case of each Shareholder listed in this table, shares of Common Stock that such Shareholder has the right to acquire as noted in Note 1.

(3)	As reported in a Schedule 13G filed with the SEC on January 23, 2007, by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited. The amount shown represents shares held in trust accounts for the economic benefit of the beneficiaries of those accounts, and includes 615,185 shares of the Company’s Common Stock over which such entities have sole voting power and 615,185 shares of the Company’s Common Stock over which such entities have sole dispositive power. Barclays Global Investors, NA is a California-based bank whose address is 45 Fremont Street, San Francisco, Calif. 94105.

(4)	Consists of 19,933 shares of outstanding Common Stock owned outright, 386 shares of Series G Preferred Stock that are presently convertible into 873,303 shares of Common Stock, and 240,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants. Peter Salas is the sole shareholder and President of Dolphin Management, Inc., the general partner of Dolphin Offshore Partners, L.P. The address of Dolphin Offshore Partners, L.P. is c/o Dolphin Asset Management Corporation, 129 East 17th Street, New York, N.Y. 10003.

(5)	Consists of 968,837 shares of Common Stock owned outright and 241,546 shares of Common Stock issuable upon exercise of presently exerciseable warrants. The managing member of Riverview Group, LLC is Integrated Holding Group, L.P. Millennium Management, L.L.C. is the managing partner of Integrated Holding Group, L.P. The managing member of Millennium Management, L.L.C. is Israel A. Englander. The address of Riverview Group, LLC is 666 Fifth Avenue, New York, N.Y. 10103.

(6)	Consists of 225,000 shares of Common Stock owned outright and 630,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants. Laurus Master Fund, Ltd. is managed by Laurus Capital Management, LLC. Eugene Grin and David Grin, through other entities, are the controlling principals of Laurus Capital Management, LLC. The address of Laurus Master Fund, Ltd. is 825 Third Avenue, New York, N.Y. 10022.

Security Ownership of Named Executive Officers and Directors

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2007, by: (1) each director; (2) each named executive officer; and (3) all executive officers and directors as a group. Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown. John D. Higgins also owns shares of preferred stock of the Company (see Note 9 to the table).

Security Ownership of
Named Executive Officers and Directors(1)
As of March 31, 2007

	Common Stock
	Beneficially	% of
	Owned(1)	Class(2)

Named Executive Officers
David L. Turney(3)	369,728	3.5%
Kathleen B. Oher(4)	5,000	*
Lawrence A. Hagemann(5)	158,078	1.5%
Tanya L. Johnson(6)	44,629	*
William F. Fay Jr.(7)	20,000	*
David N. Pilotte(8)	—	*
Non-Executive Directors
John D. Higgins(9)	477,902	4.4%
C. James Meese Jr.(10)	50,973	*
Stephanie L. Pinson(11)	56,078	*
John K. Pirotte(12)	75,773	*
Juliann Tenney(13)	78,060	*
Executive Officers and Non-Executive Directors as a Group (11 Persons)	1,336,221	11.6%

*	Less than 1%

Notes:

(1)	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of March 31, 2007. All percentages are calculated based on the number of outstanding shares at March 31, 2007, plus shares that a person or group has the right to acquire within 60 days thereafter. The address for all directors and named executive officers listed in the chart is: c/o Digital Recorders, Inc., 5949 Sherry Lane, Suite 1050, Dallas, Texas 75225.

(2)	Based on 10,387,055 shares of Common Stock outstanding as of March 31, 2007, plus, in the case of each individual listed in this table, shares of Common Stock that such individual has the right to acquire as noted in Note 1.

(3)	Mr. Turney’s ownership consists of 90,728 shares of Common Stock owned outright as joint tenants with right of survivorship with Mr. Turney’s wife and 279,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007.

(4)	Ms. Oher’s ownership consists of 5,000 shares of Common Stock owned outright. Ms. Oher resigned as an executive officer in March 2007.

(5)	Mr. Hagemann’s ownership consists of 26,078 shares of Common Stock owned outright and 132,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007.

(6)	Ms. Johnson’s ownership consists of 5,629 shares of Common Stock owned outright and 39,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007.

(7)	Mr. Fay’s ownership consists of 20,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007.

(8)	Mr. Pilotte resigned from all positions effective June 9, 2006 and owns no shares of Common Stock.

(9)	Mr. Higgins’ ownership consists of 23,078 shares of Common Stock owned outright, 61,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007, 206,612 shares of Common Stock issuable upon conversion of a convertible debenture, 55 shares of Series H Convertible Preferred Stock that are presently convertible into 132,212 shares of Common Stock, and 55,000 shares of Common Stock issuable upon the conversion of warrants presently convertible or convertible within 60 days of March 31, 2007.

(10)	Mr. Meese’s ownership consists of 9,973 shares of Common Stock owned outright and 41,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007.

(11)	Ms. Pinson’s ownership consists of 13,078 shares of Common Stock owned outright as joint tenants with right of survivorship with Ms. Pinson’s husband and 43,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007.

(12)	Mr. Pirotte’s ownership consists of 34,773 shares of Common Stock owned outright and 41,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007.

(13)	Ms. Tenney’s ownership consists of 37,060 shares of Common Stock owned outright and 41,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2007.

SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Securities Exchange Act requires the Company’s directors, its executive officers, and any persons holding more than 10 percent of the Company’s Common Stock to file reports of their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership with the SEC and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to fiscal year 2006.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) forms were timely filed by the Company’s executive officers, directors and greater than 10 percent beneficial owners for the fiscal year ended December 31, 2006, with the exception of the following: John D. Higgins, who failed to timely file two Form 4 reports covering a total of five transactions; C. James Meese Jr., who failed to timely file three Form 4 reports covering a total of seven transactions; Stephanie L. Pinson, who failed to timely file three Form 4 reports covering a total of six transactions; John K. Pirotte, who failed to timely file two Form 4 reports covering a total of five transactions; Juliann Tenney, who failed to timely file three Form 4 reports covering a total of six transactions; David L. Turney, who failed to timely file two Form 4 reports covering a total of five transactions; Lawrence A. Hagemann, who failed to timely file two Form 4 reports covering a total of five transactions; Kathleen B. Oher, who failed to timely file one Form 3 report covering a total of zero transactions and one Form 4 Report covering a total of two transactions; Rob R. Taylor, who failed to timely file one Form 3 report covering a total of four transactions; Tanya L. Johnson, who failed to timely file one Form 3 report covering a total of eight transactions; and William F. Fay Jr., who failed to timely file one Form 4 report covering a total of one transaction.

MANAGEMENT DISCLOSURE

Named Executive Officers for Fiscal Year 2006

David L. Turney. The biography for Mr. Turney appears within “Biographies of Director Nominees” on page 10.

Lawrence A. Hagemann. Mr. Hagemann, age 63, has been the Company’s Vice President and Chief Technology Officer since December 2005. Mr. Hagemann has held several DRI leadership positions since 1998, when he first joined the Company. An experienced engineer, he has more than 15 years’ transit-industry experience, including extensive experience in advanced software and micro-processor systems. From July 1995 to July 1996, Mr. Hagemann was Vice President of ADDAX Sound Company, a privately held company in Illinois. From April 1991 to December 1993, he served as Assistant to the President of Vapor-Mark IV in Illinois. From 1973 to 1990, he was Vice President of Sales and Marketing for Extel Corporation in Illinois, as well as a Director of Excom Communications Limited in Slough, England, and Extel Overseas Limited in Hong Kong. A 1967 graduate of the University of Detroit, Mr. Hagemann earned a bachelor’s degree in Electrical Engineering. In 1972, he earned an MBA from Loyola University in Chicago.

Tanya L. Johnson. Co-developer of the Company’s Talking Bus® technology, Ms. Johnson, age 43, has more than 19 years’ transit-industry experience. She was appointed Vice President & General Manager of the Digital Recorders division in February 2007, and Vice President, Operations for the Company’s North Carolina Operations in November 2006. During her tenure with the Company, Ms. Johnson has served in several key roles within DRI’s North Carolina Operations. From June 2006 to November 2006, she was Vice President, Engineering and Interim Operations Manager. From August 2005 to June 2006, she was Director, Engineering. From August 2002 to July 2005, she was Director, Business Development. From January 1998 to May 2002, she was Vice President and General Manager of the Company’s Digital Recorders division. Prior to joining the Company, Ms. Johnson held various engineering and management positions within the electronics industry. She is an active member of the American Public Transportation Association. A 1985 graduate of Duke University, Ms. Johnson earned a B.S.E.E. degree in Electrical Engineering.

William F. Fay Jr. Mr. Fay, age 42, has more than 15 years’ transit-industry experience, including extensive experience working directly with transit and school bus original equipment manufacturers and their customers. He was appointed Vice President and General Manager of the Company’s TwinVision na, Inc. subsidiary in August 2005. Prior to joining the Company, Mr. Fay was Regional Sales Manager at Eldorado National in Macon, Ga., and Riverside, Calif. While there, he served as liaison between the factory and distributors, and assisted in all aspects of sales, including the development and execution of sales strategies for factory-direct products and targeted niche markets. From 1993 to 2004, Mr. Fay worked in various sales and marketing management positions with Blue Bird Corporation in Fort Valley, Ga., Scottsdale, Ariz., and Chelmsford, Mass. From 1986 to 1993, Mr. Fay worked in various management positions at Commonwealth Thomas, Inc. in Milford, N.H., where he was responsible for the coordination of all aspects of school and commercial product lines. A 1986 graduate of the University of Lowell in Lowell, Mass., Mr. Fay earned a bachelor’s degree in Mechanical Engineering with emphasis on design and material management.

Kathleen B. Oher, CPA. Ms. Oher, age 47, was the Company’s former Vice President, Chief Financial Officer, Treasurer, and Secretary from June 2006 to March 2007, at which time she resigned her roles to join Graf Management Group, a formation-stage consulting firm in which she will be instrumental in launching. She will be working with the Company in a consulting capacity through Graf on an interim basis, and as needed in the future.

David N. Pilotte. Mr. Pilotte, age 48, was the Company’s former Executive Vice President, Chief Financial Officer, Secretary, and Treasurer from October 2004 to June 2006. He also was the Company’s former Chief Operating Officer, North Carolina Operations, from December 2005 to June 2006. From July 2001 to August 2003, Mr. Pilotte served as Executive Vice President and Chief Financial Officer of Axtive Corporation, a publicly held, acquisition-oriented start up in Dallas that acquired software and professional service firms. From June 1998 until after its sale in November 2000, Mr. Pilotte was Vice President and Corporate Controller of American Pad & Paper Company, a publicly held converter of paper-based office products in Dallas. Previously, Mr. Pilotte had Treasurer responsibilities at Baldor Electric Company in Fort Smith, Ark. He also was an auditor with Rockwell International in Richardson, Texas, and Arthur Andersen & Company in Houston. During the intervening periods, Mr. Pilotte has served as an independent advisor and interim Chief Financial Officer to small- and mid-sized businesses while leading their financial and operational restructurings and raising private capital. Mr. Pilotte holds a Bachelor’s degree in Finance from the University of Florida and an MBA from the University of Houston. He is a Certified Public Accountant in Texas. A member of Financial Executives International since 1995, Mr. Pilotte has served in various leadership roles, including Chapter Director and Committee Chairman. He also has been active in the National Investor Relations Institute, the DFW SEC Reporting Group, and My Executive TEAM.

Named Executive Officers for Fiscal Year 2007

Stephen P. Slay. Mr. Slay, age 44, has been the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer since March 2007. Mr. Slay served as the Company’s Corporate Controller from April 2006 to March 2007. From August 2005 to April 2006, he was engaged as the Company’s Sarbanes-Oxley Act compliance consultant. Mr. Slay has been an important resource for the Company’s SEC and internal reporting, planning, and compliance matters. From September 2003 to August 2005, Mr. Slay served as Corporate Controller at Axtive Corporation in Dallas, Texas. As the principal accounting and financial officer, he was responsible for administering all accounting, finance and treasury functions for the public company and its subsidiaries. From July 1998 to September 2003, Mr. Slay was Manager, Channels Finance, at McAfee, Inc. (fka Network Associates, Inc.), in Dallas. While there, he developed and implemented policies and procedures for controlling the company’s expenditures, developed and implemented policies and procedures for accurate tracking and reporting services, and developed models for forecasting revenues and expenses. From June 1997 to July 1998, Mr. Slay was Controller at Zane Publishing, Inc., in Dallas. While there, he directed and supervised all accounting, financial, and human resource functions. From January 1992 to June 1997, Mr. Slay held several key accounting positions at Greyhound Lines, Inc., in Dallas, including: Senior Manager, Corporate Accounting; Senior Manager, Corporate Audit; Manager, Corporate Audit; and Senior Corporate Auditor. From November 1990 to August 1991, Mr. Slay served as Senior Auditor at BancTEXAS Group, Inc., in Dallas. From December 1985 to September 1990, Mr. Slay was with Arthur Andersen & Company in Oklahoma City, Okla., progressing to the level of Senior Accountant.

Rob R. Taylor. Mr. Taylor, age 50, has been Vice President, Chief Operating Officer of the Company’s North Carolina Operations, located in Durham, N.C., since November 2006. Mr. Taylor joined the Company in February 2005 to develop and market video surveillance products and services for the transit industry as part of the Company’s long-term business plans. He was named the Company’s Vice President, Marketing for the Digital Recorders division and TwinVision na, Inc. subsidiary in April 2006. Before joining the Company, Mr. Taylor served as Executive Vice President for Fast Forward Video, Inc., a privately held company in Irvine, Calif., where he was responsible for all sales and marketing activities from 2004 to 2005. Prior to Fast Forward Video, Inc., Mr. Taylor enjoyed a 14-year career with Irvine-based Toshiba America Electronic Components, Inc. While there, he served in various sales and marketing leadership roles, including Vice President, Sales for the Computing and Digital Consumer segments, as well as operational leadership roles, including Vice President, Discrete/Analog Business Unit. Mr. Taylor has more than 24 years’ experience in the electronics and digital video industries serving the broadcast, computing, industrial, and transportation markets.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS DISCLOSURE

Chairman, President and Chief Executive Officer.  David L. Turney serves as the Company’s Chairman, President, and Chief Executive Officer. His employment agreement, which was extended as of December 17, 2001, is for a period of four years ending December 17, 2005, with annual one-year renewal each year thereafter unless either the Company or Mr. Turney provides notice of an intention to terminate at least 180 days prior to the expiration of the then current term and, thus, is presently on a one-year basis. The employment agreement provides for a minimum annual base salary of $235,000, effective as of January 1, 2002, subject to annual adjustment by the HR&C Committee, with discretionary bonus and incentive stock option compensation, as determined by the HR&C Committee. The employment agreement can be terminated by the Company or Mr. Turney with or without cause with 90 days’ notice, requires Mr. Turney to keep confidential certain technology and trade secrets of the Company, and prohibits Mr. Turney from engaging in business competing with the Company during his employment and for one year after termination, if initiated by him or the Company with cause, or six months after termination, if initiated by the Company without cause. If Mr. Turney is terminated by the Company without cause or terminates his employment either with or without cause, he is entitled to: (a) receive compensation for earned vacation not taken and salary for 180 days (or 90 days if he terminates his employment without cause); (b) continue participating for a period of six months, at the Company’s cost, in all existing benefit plans provided to executive employees at the time of termination or resignation; (c) purchase within 90 days of termination or resignation any life insurance policy maintained by the Company on the life of Mr. Turney at a purchase price equal to 105 percent of the cash surrender value of the policy; and (d) immediate vesting of all outstanding options granted to Mr. Turney under any employee stock option plan. In the event that (a) a “Triggering Event” occurred, which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company; and (b) if Mr. Turney’s employment was terminated or he was unable to reach a satisfactory new employment agreement, then Mr. Turney would be entitled to receive 2.9 times his annual salary, incentive and bonus payments during the most recent 12 month period.

Former Executive Vice President, Chief Financial Officer, Secretary and Treasurer.  The Company entered into an employment agreement with David N. Pilotte on October 25, 2004. He served as the Company’s former Executive Vice President, Chief Financial Officer, Secretary and Treasurer, and former Chief Operating Officer, North Carolina Operations from that date until May 24, 2006, when his duties as Chief Operating Officer were relinquished, and June 9, 2006, when his roles as the Company’s Executive Vice President, Chief Financial Officer, Secretary, and Treasurer were concluded. His original employment agreement, which was entered into on October 25, 2004, provided for a minimum annual base salary of $186,500. It extends for one year with subsequent one-year extensions. The employment agreement also provides for discretionary additional compensation and/or bonuses or stock options. Mr. Pilotte has received a grant of stock options to purchase 30,000 shares of the Company’s Common Stock, subject to certain vesting provisions. In the event of (a) the occurrence of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company; and (b) if Mr. Pilotte’s employment is terminated or his duties or authority are substantially diminished following such triggering event, then Mr. Pilotte would be entitled to receive a lump sum payment in an amount equal to one times his annual salary, incentive and bonus payments during the most recent 12 month period. The employment agreement may be terminated by the Company with or without cause, or by Mr. Pilotte without cause upon 90 days’ prior written notice to the Company. The Company will be obligated to pay Mr. Pilotte a severance allowance equal to nine months’ salary if he is terminated without cause within the initial two years of employment, or, if he is terminated without cause following the initial two years of his employment, a severance allowance equal to six months’ salary. If Mr. Pilotte terminates the employment agreement upon 90-day notice and without cause, he will receive compensation for earned vacation time not taken and salary for the 90-day notice period. The employment agreement requires Mr. Pilotte to keep confidential certain of the Company’s technology and trade secrets, and prohibits Mr. Pilotte from engaging in business competing with the Company during his employment and for one year after termination.

Former Vice President, Chief Financial Officer, Secretary and Treasurer.  On June 12, 2006, the Company entered into an executive employment agreement with Kathleen B. Oher, CPA, for Ms. Oher to serve as the Company’s Vice President, Chief Financial Officer, Treasurer, and Secretary, effective June 26, 2006. The executive employment agreement is for an initial period of one year ending June 12, 2007, with provisions for annual automatic one-year renewal periods unless either the Company or Ms. Oher provide 90 days’ prior written notice of an election not to so extend the term. The executive employment agreement provides for a minimum annual base salary of $190,000. The executive employment agreement also provides for discretionary additional compensation and/or bonuses or stock options. Ms. Oher has received a grant of stock options to purchase 30,000 shares of the Company’s Common Stock, subject to certain vesting provisions. In the event of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company, Ms. Oher would be entitled to receive a lump sum payment in an amount equal to two times her annual salary, incentive and bonus payments during the most recent 12-month period, if Ms. Oher’s employment is terminated or her duties or authority are substantially diminished following such triggering event. The executive employment agreement may be terminated by the Company with or without cause, or by Ms. Oher without cause upon 90 days’ prior written notice to the Company. The Company will be obligated to pay Ms. Oher a severance allowance equal to six months’ salary if she is terminated without cause. If Ms. Oher terminates the employment agreement upon notice and without cause, she will receive compensation for earned vacation time not taken and salary for the 90-day notice period. The executive employment agreement requires Ms. Oher to keep confidential certain of the Company’s technology and trade secrets, and prohibits Ms. Oher from engaging in business competing with the Company during her employment and for one year after termination. Effective March 15, 2007, Kathleen Brown Oher resigned her roles as the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer to join Graf Management Group, a formation-stage consulting firm that she will be instrumental in launching. She will be working with the Company in a consulting capacity through Graf on an interim basis, and as needed in the future.

Current Vice President, Chief Financial Officer, Secretary and Treasurer.  On March 16, 2007, the Company entered into an executive employment agreement with Stephen P. Slay for Mr. Slay to serve as the Company’s Vice President and Chief Financial Officer, effective March 16, 2007. The employment agreement is for an initial period of one year ending March 16, 2008, with provisions for annual, automatic one-year renewal periods unless either the Company or Mr. Slay provides 90 days’ prior written notice of an election not to so extend the term. The executive employment agreement provides for a minimum annual base salary of $175,000. The executive employment agreement also provides for discretionary additional compensation and/or bonuses or stock options. Mr. Slay has received a grant of stock options to purchase 30,000 shares of the Company’s common stock, subject to certain vesting provisions. In the event of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Slay would be entitled to receive a lump sum payment in an amount equal to two times his annual salary, incentive and bonus payments during the most recent 12-month period if Mr. Slay’s employment is terminated or his duties or authority are substantially diminished following such triggering event. The executive employment agreement may be terminated by the Company with or without cause, or by Mr. Slay without cause upon 90 days’ prior written notice to the Company. The Company will be obligated to pay Mr. Slay a severance allowance equal to six months’ salary if he is terminated without cause. If Mr. Slay terminates the executive employment agreement upon notice and without cause, he will receive compensation for earned vacation time not taken and salary for the 90-day notice period. The executive employment agreement requires Mr. Slay to keep confidential certain of the Company’s technology and trade secrets, and prohibits Mr. Slay from engaging in business competing with the Company during his employment and for one year after termination.

Vice President and Chief Technology Officer.  Effective July 6, 1999, the Company entered into an employment agreement with Lawrence A. Hagemann to serve as its Executive Vice President for a period of one year, subject to periodic extensions for like periods, and has been so extended each year. (In 2005, Mr. Hagemann’s title and responsibilities changed to Vice President and Chief Technology Officer.) The employment agreement provides for an annual salary of $130,000 for Mr. Hagemann, initially, and bonuses or stock options, at the discretion of the HR&C Committee. In the event of (a) the occurrence of a “Triggering Event,” which includes a change in ownership of the Company of at least 30 percent, or a merger, consolidation, reorganization or liquidation of the Company; and (b), if his employment is terminated or he is unable to reach a satisfactory new employment agreement, then Mr. Hagemann would be entitled to receive two times his annual base compensation and incentive or bonus payments during the most recent 12-month period. The employment agreement may be terminated by the Company or Mr. Hagemann, as applicable, with or without cause. If he is terminated by the Company without cause, he is entitled to receive severance pay equal to 180 days’ worth of his base salary, payable in a lump sum. If he terminates his employment without cause and upon 90-day’s notice, he shall be entitled to receive compensation for earned vacation time not taken and severance pay equal to 90-day’s worth of his base salary pursuant to normal pay practices. The employment agreement requires Mr. Hagemann to keep confidential certain technology and trade secrets of the Company, and prohibits Mr. Hagemann from engaging in business competing with the Company during his employment for one year after termination.

Vice President and Chief Operating Officer, North Carolina Operations.  Effective November 15, 2006, the Company entered into an employment agreement with Rob R. Taylor pursuant to which Mr. Taylor will act as Vice President and Chief Operating Officer of the Company’s North Carolina Operations. The initial term of the employment agreement began on November 15, 2006 and will end on November 15, 2008, with automatic one-year extensions unless either party to the employment agreement delivers 90 days’ prior written notice otherwise. The employment agreement provides that the Company shall pay to Mr. Taylor the sum of $190,000 per year in consideration of his services, as well as any additional compensation and/or bonuses as may be recommended by the Chief Executive Officer of the Company and voted to Mr. Taylor in the discretion of the HR&C Committee for approval by the Board of Directors on the basis of the value of Mr. Taylor’s services to the Company. Pursuant to the employment agreement, if the Company or Mr. Taylor terminate Mr. Taylor’s employment with the Company in connection with a change of control of the Company, Mr. Taylor shall receive a lump sum payment equal to two times his annual salary and incentive or bonus payments as were made during the most recent 12-month period within 30 days of the change of control. Pursuant to the terms of the employment agreement, Mr. Taylor may, without cause, terminate the employment agreement upon 90 days’ written notice; provided, however, in such event Mr. Taylor may be required to render his services during such 90 day period. Further, the Company may, without cause, terminate the employment agreement at any time; provided, however, in such event the Company must pay to Mr. Taylor a severance allowance equal to six months base salary payable at regularly scheduled pay periods over such six-month period. The Company may also terminate the employment agreement with cause for standard reasons upon written notice to Mr. Taylor from the Chief Executive Officer specifying such cause. The employment agreement also provides that (i) for a period of six months after Mr. Taylor’s employment with the Company is terminated, Mr. Taylor may not directly or indirectly compete with the business of the Company and (ii) for a period of one year after Mr. Taylor’s employment with the Company is terminated, Mr. Taylor may not voluntarily or involuntarily solicit any of the Company’s employees to work for a competitor of the Company.

Vice President and General Manager, Digital Recorders Division.  Effective February 26, 2007, the Company entered into an employment agreement with Tanya L. Johnson pursuant to which Ms. Johnson will act as Vice President and General Manager of the Company’s Digital Recorders division. The initial term of the employment agreement began on February 26, 2007 and will end on February 26, 2009, with automatic one-year extensions unless either party to the employment agreement delivers 90 days’ prior written notice of an election not to extend the term. The employment agreement provides that the Company shall pay to Ms. Johnson the sum of $160,000 per year in consideration of her services. The employment agreement also provides for discretionary additional compensation and/or bonuses. In the event of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company, Ms. Johnson would be entitled to receive a lump sum payment in an amount equal to one times her annual salary, incentive and bonus payments during the most recent 12-month period within 30 days of the triggering event if Ms. Johnson’s employment is terminated or her duties or authority are substantially diminished following such triggering event. Pursuant to the terms of the employment agreement, Ms. Johnson may, without cause, terminate the employment agreement upon 90 days’ written notice; provided, however, in such event Ms. Johnson may be required to render her services during such 90-day period. Further, the Company may, without cause, terminate the employment agreement at any time; provided, however, in such event the Company must pay to Ms. Johnson a severance allowance equal to six months base salary payable at regularly scheduled pay periods over such six-month period. The Company may also terminate the employment agreement with cause for standard reasons upon written notice to Ms. Johnson from the Chief Operating Officer, North Carolina Operations or Chief Executive Officer specifying such cause. The employment agreement also provides that (i) for a period of one year after Ms. Johnson’s employment with the Company is terminated, Ms. Johnson may not directly or indirectly compete with the business of the Company and (ii) for a period of one year after Ms. Johnson’s employment with the

Company is terminated, Ms. Johnson may not voluntarily or involuntarily solicit any of the Company’s employees to work for a competitor of the Company.

Vice President and General Manager, TwinVision na, Inc. Subsidiary  Effective August 1, 2005, the Company entered into an employment agreement with William F. Fay Jr. pursuant to which Mr. Fay will act as Vice President and General Manager of the Company’s TwinVision na, Inc. subsidiary. The initial term of the employment agreement began on August 1, 2005 and continues for one year, with automatic one-year extensions unless either party to the employment agreement delivers 30 days’ prior written notice electing not to extend. The employment agreement provides that the Company shall pay to Mr. Fay the sum of $147,000 per year in consideration of his services. The employment agreement also provides for discretionary additional compensation, bonuses and/or stock options. (Mr. Fay received a raise of $13,000 in August 2006 that increased his base salary from $147,000 to $160,000). In the event of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Fay would be entitled to receive a lump sum payment in an amount equal to one times his annual salary, incentive and bonus payments during the most recent 12-month period within 30 days of the triggering event if Mr. Fay’s employment is terminated or his duties or authority are substantially diminished following such triggering event. Pursuant to the terms of the employment agreement, Mr. Fay may, without cause, terminate the employment agreement upon 90 days’ written notice; provided, however, in such event Mr. Fay may be required to render his services during such 90-day period. Further, the Company may, without cause, terminate the employment agreement at any time; provided, however, in such event the Company must pay to Mr. Fay a severance allowance equal to six months’ salary. The Company may also terminate the employment agreement with cause for standard reasons upon written notice to Mr. Fay from the Chief Executive Officer specifying such cause. The employment agreement also provides that (i) for a period of one year after Mr. Fay’s employment with the Company is terminated, Mr. Fay may not directly or indirectly compete with the business of the Company and (ii) for a period of one year after Mr. Fay’s employment with the Company is terminated, Mr. Fay may not voluntarily or involuntarily solicit any of the Company’s employees to terminate their employment for any reason.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS DISCLOSURE

The Company, in the normal course of its operations, is involved in legal actions incidental to the business. In management’s opinion, the ultimate resolution of these matters will not have a material adverse effect upon the current financial position of the Company or future results of operations.

Lawrence A. Taylor.  Mr. Taylor served as the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer from May 1998 to October 2004. Mr. Taylor served as the Company’s Executive Vice President of Corporate Development from October 2004 to August 2005. In his latter role, Mr. Taylor’s primary responsibility was strategic planning and identifying and pursuing mergers and acquisitions. In August 2005, when it became apparent the Company’s finances would not support merger and acquisition activities, Mr. Taylor’s position was eliminated and he resigned as an executive officer of the Company. Mr. Taylor also served on the Company’s Board of Directors from June 2001 to May 2006. In March 2006, the Board of Directors’ CG&N Committee elected against submitting Mr. Taylor as a nominee for director. His tenure as a director ended with the election of directors at the Annual Meeting of Shareholders in May 2006. Mr. Taylor seeks to refute certain provisions of his employment agreement and has stated an intention to arbitrate a claim for, among other things, wrongful termination and age discrimination under the Age Discrimination in Employment Act of 1967. The Company believes the claims are without merit and does not believe the matter will have a material impact on the Company.

David N. Pilotte.  Mr. Pilotte, who served as the Company’s Executive Vice President, Chief Financial Officer, Secretary, and Treasurer until June 9, 2006, has stated an intention to arbitrate a claim for severance compensation to be paid in lump-sum versus normal periodic payments as well as liquidated damages, and costs and attorneys’ fees under his employment agreement over and above the amount of severance the Company agreed to pay Mr. Pilotte. The employment agreement between the Company and Mr. Pilotte requires arbitration. Notwithstanding his employment agreement and alleged desire to arbitrate, Mr. Pilotte filed a lawsuit in a Texas state court alleging, among other things, that the Company, and others affiliated with the Company, wrongfully withheld his desired, lump-sum payment. That matter remains pending. Mr. Pilotte further alleges that the Company and certain of its officers have provided misleading and/or false information and representations to him and others. The Company believes these claims are without merit and does not believe the matter will have material impact on the Company.

TRANSACTIONS WITH RELATED PERSONS DISCLOSURE

In June 2005, as part of a larger $1.9 million offering, the Company sold 50 shares of its Series G Convertible Preferred Stock to John D. Higgins, a director of the Company, for $250,000. Because the issuance of the Series G shares to a director failed to gain approval of the NASDAQ® due to an inadvertent pricing error, on July 25, 2005, the Company asked Mr. Higgins to rescind his purchase of Series G Convertible Preferred Stock and the related warrants to purchase 35,714 shares of Common Stock in exchange for an unsecured subordinated promissory note in the amount of $252,301. The note bore interest at a rate of 10.5 percent per annum, paid on the last day of each month, and was due and payable, along with any unpaid interest, one year from the date of the note. In October 2005, the Company agreed to issue 50 shares of its Series H Convertible Preferred Stock and a cash payment of approximately $2,000 and granted warrants to purchase 55,000 shares of Common Stock at $2.02 per share, all in exchange for the cancellation of the promissory note. No additional proceeds were received by the Company as a result of the Series H Convertible Preferred Stock issuance.

In August 2002, the Company completed a privately negotiated sale of a $250,000 convertible subordinated debenture to Mr. Higgins, a private investor and a director of the Company. Mr. Higgins received a closing fee of $5,850 related to the placement of the debenture, and approximately $20,000 in interest payments on the outstanding debenture in fiscal year 2006. The debenture has an interest rate of 8 percent annually and matures in August 2009, if not redeemed or converted earlier.

On March 21, 2006, the Company sold an aggregate of 100 shares of its Series I Convertible Preferred Stock, par value $.10 per share, to a private investor, pursuant to a share purchase agreement. The issuance of the Series I Convertible Preferred Stock caused the conversion rate on the $250,000 convertible subordinated debenture, held by Mr. Higgins, to change from $2.00 per share to $1.60 per share. On December 31, 2006, the Company issued 225,000 shares of Common Stock to Laurus Master Fund, Ltd. In connection with the issuance of 225,000 shares of Common Stock to Laurus Master Fund, Ltd., the conversion rate on the debenture held by Mr. Higgins was changed from $1.60 per share to $1.21 per share. These changes in conversion rate resulted in a potential increase of 81,611 additional shares of Common Stock.

The Company’s CG&N Committee is charged in its charter with the responsibility (working in connection with the Audit Committee, if appropriate) of assuring that all related-party transactions are reviewed and considered before the fact and disclosed to the full Board of Directors, with the appropriate disclosures to be made in the Company’s public filings. All of the transactions with related persons described herein were approved by the Board of Directors in accordance with this policy after full disclosure of the terms and conditions of each transaction.

OTHER BUSINESS

Except for the matters described herein, as of the date of this Proxy Statement, the Board of Directors does not intend to present any other business for action at the Annual Meeting of Shareholders and knows of no other matters to be presented at the Annual Meeting of Shareholders that are proper subjects for action by the Shareholders. However, if any other business should properly come before the Annual Meeting of Shareholders, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person acting under the proxy.

DIRECTOR CANDIDATE NOMINEES FOR ANNUAL MEETING 2008

Shareholders wishing to propose nominees for directors for next year’s Annual Meeting of Shareholders should submit such proposed nominees to the Company by the date that Shareholder proposals for next year’s Proxy Statement must be received. Refer to “Shareholder Proposals for Annual Meeting in 2008.” All nominees proposed by Shareholders will be considered by the CG&N Committee in making its nominations for directors, but not every proposed nominee will be accepted. Shareholders also have the right to nominate persons for election as directors in accordance with procedures set forth in the Company’s Amended and Restated Bylaws.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING 2008

If a Shareholder wishes to submit a Shareholder proposal pursuant to Rule 14a-5(e) of the Exchange Act for inclusion in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2008, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than January 7, 2008.

If a Shareholder wishes to submit a Shareholder proposal outside of Rule 14a-5(e) to be brought before the Annual Meeting of Shareholders in 2008, the Shareholder must give timely notice in writing to the Secretary of the Company. The Company must receive such notice at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Shareholders in 2008, pursuant to the Company’s Amended and Restated Bylaws. A Shareholder’s notice to the Secretary must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting of Shareholders in 2008: (1) a brief description of the business desired to be brought before the Annual Meeting of Shareholders in 2008; (2) the reason(s) for conducting such business at the Annual Meeting of Shareholders in 2008; (3) the name and record address of the Shareholder proposing such business; (4) the class and number of shares of the Company that are beneficially owned by the Shareholder proposing such business; and (5) any financial interest in the proposed business of the Shareholder proposing such business.

Such proposals should be submitted in writing to: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75255; Fax: (214) 378-8437; E-Mail: ir@digrec.com.

QUESTIONS

Proposals

You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to the Company’s Shareholders shall not create any implication to the contrary.

If you have any questions regarding the proposals discussed in this Proxy Statement, you should contact: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane; Suite 1050; Dallas, Texas 75225; Phone: (214) 378-8992; Fax: (214) 378-8437; and E-Mail: ir@digrec.com.

Common Stock

If you have any questions with respect to voting your shares, or if you would like additional copies of this Proxy Statement, you should contact the Company’s transfer agent: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Lane; New York, N.Y. 10038.

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public via: (1) commercial document retrieval services; (2) the SEC’s Web site, www.sec.gov; and (3) the Company’s Web site, www.digrec.com.

SIGNATURES

By Order of the Board of Directors,

DAVID L. TURNEY
Chairman, Chief Executive Officer and President
[Date]

PROXY

Side One

ANNUAL MEETING OF SHAREHOLDERS OF

DIGITAL RECORDERS, INC.

June 13, 2007

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☑

1.	PROPOSAL TO ELECT SIX DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2008.

☐  FOR ALL NOMINEES

☐  WITHHOLD AUTHORITY FOR ALL NOMINEES

☐  FOR ALL EXCEPT (See instruction below)

NOMINEES:

☐  John D. Higgins

☐  C. James Meese Jr.

☐  Stephanie L. Pinson

☐  John K. Pirotte

☐  Juliann Tenney

☐  David L. Turney

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: [ • ]

2.	PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2007.

☐  FOR

☐  AGAINST

☐  ABSTAIN

3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME FROM “DIGITAL RECORDERS, INC.” TO “DRI CORPORATION.”

☐  FOR

☐  AGAINST

☐  ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder:
Date:

Signature of Shareholder:
Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Side Two

DIGITAL RECORDERS, INC.
This Proxy for the Annual Meeting of Shareholders in 2007 is
Solicited on Behalf of the Board of Directors

The undersigned appoints David L. Turney and Stephen P. Slay and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Digital Recorders, Inc. held of record by the undersigned at the close of business on April 25, 2007, at the Annual Meeting of Shareholders of Digital Recorders, Inc. to be held on June 13, 2007, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side.)